                                                                    EXHIBIT 10.4
                                                                    ------------

                                    Form Of


                       INDENTURE OF FIRST NAVAL MORTGAGE
                       ---------------------------------


                                    between


                            R&B FALCON CORPORATION

                                   as Owner



                                   - and -



                     CHRISTIANIA BANK OG KREDITKASSE ASA,
                      NEW YORK BRANCH, Collateral Agent,

                                 as Mortgagee



                                 J. W. MCLEAN



       Executed August 31, 2000 to be effective as of September 6, 2000

                                     INDEX
                                     -----

CLAUSE    SUBJECT MATTER                                                    PAGE
------    --------------                                                    ----

1.   REPRESENTATIONS AND COVENANTS..........................................   3
     -----------------------------

2.   DEFINITIONS AND INTERPRETATION.........................................   5
     ------------------------------

3.   MORTGAGE...............................................................  10
     --------

4.   PAYMENT COVENANTS......................................................  11
     -----------------

5.   PRESERVATION OF SECURITY...............................................  11
     ------------------------

6.   INSURANCE..............................................................  13
     ---------

7.   RIG COVENANTS..........................................................  16
     -------------

8.   PROTECTION OF SECURITY.................................................  20
     ----------------------

9.   ENFORCEABILITY AND MORTGAGEE'S POWERS..................................  21
     -------------------------------------

10.  APPLICATION OF MONEYS..................................................  23
     ---------------------

11.  FURTHER ASSURANCES..................................................... 24
     ------------------

12.  POWER OF ATTORNEY...................................................... 25
     -----------------

13.  INDEMNITIES............................................................ 25
     -----------

14.  EXPENSES............................................................... 26
     --------

15.  COMMUNICATIONS......................................................... 27
     --------------

16.  ASSIGNMENTS............................................................ 27
     -----------

17.  TOTAL AMOUNT, ETC...................................................... 28
     ------------------

18.  WAIVER: AMENDMENT...................................................... 28
     -----------------

19.  MISCELLANEOUS.......................................................... 28
     -------------

20.  JURISDICTION........................................................... 29
     ------------

EXHIBIT 1 - FORM OF CREDIT AGREEMENT

     THIS INDENTURE OF FIRST NAVAL MORTGAGE is executed on the 31/st/ day of August, 2000, to be effective as of the 6/th/ day of September, 2000, between R&B FALCON CORPORATION, a Delaware corporation with its principal office at 901 Threadneedle, Suite 200, Houston, Texas 77079 (hereinafter called the "Owner") and CHRISTIANIA BANK OG KREDITKASSE ASA, NEW YORK BRANCH having its office at 11 West 42nd Street, New York, NY 10036, as Collateral Agent for the Banks (as hereinafter defined) (hereinafter called the "Mortgagee"), on the Panamanian flag offshore drilling vessel J. W. MCLEAN of 15,453 gross tons, 4,636 net tons and with a length of 111.86 meters, a breadth of 64.01 meters and a depth of
42.67 meters and Provisional Patent of Navigation No. 25384-PEXT-3 (hereinafter called the "Rig"), duly registered under the laws and flag of the Republic of Panama, the detailed description of which is hereinafter more particularly set forth.

                                  WITNESSETH:

WHEREAS
-------

(A)  The Owner is the sole owner of the whole of the Rig; and

(B) By a Letter of Credit and Reimbursement Agreement dated as of August 31, 2000 (as modified, amended or supplemented from time to time, the "Credit Agreement") among (i) the Owner, (ii) the financial institutions listed from time to time on Schedule II to the Credit Agreement (the "Banks"),
     (iii) Credit Agricole Indosuez; (iv) Credit Lyonnais New York Branch, as Syndication Agent (the "Syndication Agent"); and (v) Christiania Bank og Kreditkasse ASA, New York Branch, as Administrative Agent (the "Administrative Agent" and, together with the Syndication Agent, the "Agents") (the form of which Credit Agreement, together with the schedules, the form of A Letter of Credit attached thereto as Exhibit A-1 and the form of Letter of Credit Request attached thereto as Exhibit A-2 but without the remaining exhibits, is attached hereto as Exhibit 1), it was agreed among other things that the Banks would make available to the Owner a letter of credit facility (the "Facility") under which the maximum aggregate principal amount of Letters of Credit (as defined in the Credit Agreement) at any one time outstanding shall be Seventy Million United States Dollars (US$70,000,000), including (i) an irrevocable single draw standby letter of credit in the form of Exhibit A-1 to the Credit Agreement and in the maximum principal amount of Fifty Million U.S. Dollars (US$50,000,000) issued by Credit Agricole Indosuez as the A Issuing Bank (the "A Issuing Bank") for the account of the Owner and for the benefit of Wilmington Trust Company (or any trustee, agent or other similar representative for Wilmington Trust Company) in support of the Deepwater Frontier Obligations (as defined in the Credit Agreement) and (ii) irrevocable standby letters of credit in the maximum aggregate principal amount outstanding at any time of Twenty Million U.S. Dollars (US$20,000,000) to be issued from time to time by Christiania Bank og Kreditkasse ASA, New York Branch, in its individual capacity as the B Issuing Bank (the "B Issuing Bank") for the account of the Owner or its Subsidiaries and for the benefit of any holders of B L/C Supportable Indebtedness (as defined in the Credit Agreement); and, as required by Article 1515 Section 3 of the Commercial Code of Panama, the dates on which the Owner is obligated to reimburse the A Issuing Bank or B Issuing Bank, respectively, the amount of any Unpaid Drawing (as defined in the Credit

     Agreement) may be determined from the provisions of the Credit Agreement, including, without limitation, Sections 1A.03(a) and 1B.04(a); and

(C) The obligations of the Owner with respect to the Facility are evidenced by the Credit Agreement and the other Credit Documents (as defined in the Credit Agreement); and

(D) This Mortgage is made for the benefit of the Mortgagee to secure (i) the full and prompt payment by the Owner when due of (x) all reimbursement obligations and Unpaid Drawings with respect to any Letter of Credit (as defined in the Credit Agreement) issued under the Credit Agreement, together with interest thereon as provided in the Credit Agreement and (y) all other obligations and indebtedness (including, without limitation, indemnities, Fees and interest thereon) of the Owner to the Secured Creditors (as hereinafter defined), whether now existing or hereafter incurred under, arising out of or in connection with the Credit Agreement and the other Credit Documents (or any of them) including, without limitation, this Mortgage, and the due performance and compliance by the Owner with all of the terms, conditions and agreements contained in the Credit Agreement and the other Credit Documents (or any of them), including, without limitation, this Mortgage; (ii) any and all sums advanced by the Mortgagee, either of the Agents or any of the other Secured Creditors in order to preserve the Collateral (as defined in the Credit Agreement) or to preserve the Security Interest in the Collateral granted by this Mortgage and the other Security Documents (or any of them); (iii) in the event of any proceeding for the collection or enforcement of any indebtedness, obligations, or liabilities of the Owner referred to in clause (i) above, after an Event of Default (as defined in the Credit Agreement) shall have occurred and be continuing, the reasonable expenses of the Mortgagee of re-taking, holding, preparing for sale or lease, selling or otherwise disposing of or realizing on the Collateral, including, without limitation, the Rig, or of any exercise by the Mortgagee of its rights hereunder or under any other Security Document, together with reasonable attorneys' fees of counsel to the Mortgagee and court costs; and
     (iv) all amounts paid by any Indemnitee as to which such Indemnitee has the right to reimbursement under Clause 13 of this Mortgage (all such obligations, liabilities, sums and expenses referred to in clauses (i) through (iv) above being collectively referred to as the "Obligations"). It is acknowledged and agreed that the "Obligations" shall include extensions of credit of the types described above, whether outstanding on the date of this Mortgage or extended from time to time after the date of this Mortgage; and

(E) This Indenture of First Naval Mortgage is entered into by the Owner in consideration of the Banks agreeing to make the Facility available to the Owner and as a condition thereto and for other good and valuable consideration provided by the Banks (the sufficiency of which the Owner hereby acknowledges).

NOW, THEREFORE, the appearing parties, each in the name and on behalf of his respective principal, state that they hereby execute this Indenture of First Naval Mortgage pursuant to the following representations:

1.  REPRESENTATIONS AND COVENANTS
    -----------------------------

1.01 The Owner represents and covenants to the Mortgagee that:

     (a) The Rig is duly registered in the name of the Owner in the Public Registry of the City of Panama, Republic of Panama under Microjacket 19315, Document 139268 as of August 16, 2000;

     (b) The Owner, as sole legal and beneficial owner of the Rig, has received and presently possesses a Provisional Patent of Navigation for the Rig, duly issued by the Republic of Panama under No. 25384-PEXT-3;

     (c) Neither the whole nor any share in the Rig is subject to any Security Interest (as defined herein) (except for Permitted Liens (as defined herein) and the lien of this Mortgage);

     (d) the Owner has not sold or transferred, or agreed to sell or transfer, title to the Rig or any share therein;

     (e) the Owner is a corporation duly organized and validly existing and in good standing under the laws of the State of Delaware;

     (f) the Owner has full power and authority (i) to execute and deliver this Mortgage, (ii) to mortgage the Rig as security for the Obligations and
          (iii) to comply with the provisions of, and perform all its obligations under, this Mortgage;

     (g) the Owner has complied with all statutory and other material requirements relative to the ownership, registration and operation of the Rig;

     (h) the Owner has taken all necessary action to authorize the execution and delivery of this Mortgage and this Mortgage constitutes, the legal, valid and binding obligation of the Owner enforceable against the Owner in accordance with its terms (except to the extent limited by applicable bankruptcy, reorganization, insolvency, moratorium or other laws of general application relating to or affecting the enforcement of creditors' rights as from time to time in effect and general equitable principles) and when preliminarily recorded with the Public Registry in Panama or through the Panamanian Consulate in New York, New York or Houston, Texas will create a legal, valid and enforceable first priority mortgage lien on the Rig subject only to the permanent filing of this Mortgage in the Public Registry in Panama within six months of the date of the preliminary recorded filing;

     (i) the entry into and performance by the Owner of this Mortgage does not and will not during the Credit Facility Period (as defined herein) violate in any respect (i) any law or regulation of any governmental or official authority or body, or (ii) any of the constitutive documents of the Owner including the Certificate of

          Incorporation or By-laws, as amended from time to time, or (iii) any material agreement, contract or other undertaking to which the Owner is a party or which is binding upon the Owner or any of its assets;

     (j) all consents, licenses, approvals and authorizations required in connection with the entry into, performance, validity and enforceability of this Mortgage and the transactions contemplated hereby and thereby have been obtained and are in full force and effect and will be so maintained during the Credit Facility Period;

     (k) save for such registrations and filings as are referred to in this Mortgage, it is not necessary for the legality, validity, enforceability or admissibility in evidence of this Mortgage that it or any document relating thereto be registered, filed, recorded or enrolled with any court or authority in any relevant jurisdiction or that any stamp, registration or similar taxes be paid on or in relation to this Mortgage;

     (l) the Owner is in compliance with all applicable Environmental Laws (as defined herein) and all Environmental Approvals (as defined herein) relating to the Rig, its operation and management and the business of the Owner (as now conducted and as reasonably anticipated to be conducted in the future) have been obtained or complied with;

     (m) no Environmental Claim (as defined herein) has been made or threatened against the Owner or otherwise in connection with the Rig;

     (n) no Environmental Incident (as defined herein) which has resulted, or which could reasonably be expected to result, in an Environmental Claim in excess of US$200,000 has occurred;

     (o) a twenty year inspection of the Vessel is required as a condition to the issuance of a Permanent Patent of Navigation for the Rig, and the Owner shall take all necessary action to have such 20 year inspection performed within three (3) months of the date hereof; and

     (p) The Owner hereby affirms as its representations all of the statements contained in the "WHEREAS" clauses of this Mortgage.

1.02 The representations and warranties of the Owner set out in Clause 1.01 shall survive the execution of this Mortgage and shall be deemed to be repeated at the time of the issuance of each Letter of Credit, with respect to the facts and circumstances existing at each such time, as if made at each such time.

1.03 The Mortgagee represents that the Banks have made the Facility available to the Owner, as evidenced by, inter alia, the Credit Agreement, the Security
                                 ----- ----
     Documents (as defined in the Credit Agreement), and the other Credit Documents and accepts the Mortgage constituted by this instrument upon the Rig as security for the due and prompt payment and performance of the Obligations (as defined herein).

1.04 Each of the contracting parties declares that it is satisfied with the representations and covenants made by the other and accepts them as true; and the parties mutually acknowledge their respective legal status as well as the authority of the persons representing them respectively in this instrument to sign the same on behalf of their respective principals.

 2.  DEFINITIONS AND INTERPRETATION
     ------------------------------

2.01 In this Mortgage unless the context otherwise requires, the following expressions shall have the following meanings:

     "A Issuing Bank" shall have the meaning provided in Recital (B) hereto;

     "Administrative Agent" shall have the meaning provided in Recital (B) hereto;

     "Agents" shall have the meaning provided in Recital (B) hereto;

     "B Issuing Bank" shall have the meaning provided in Recital (B) hereto;

     "Bank" shall mean each financial institution listed from time to time on
     Schedule II to the Credit Agreement, as well as any person or entity which becomes a "Bank" under the Credit Agreement pursuant to Section 10.04 of the Credit Agreement (collectively, the "Banks");

     "Base Rate: shall have the same meaning for such term as set forth in the Credit Agreement;

     "Collateral" shall have the same meaning for such term as set forth in the Credit Agreement;

     "Credit Agreement" shall have the meaning provided in Recital (B) hereto;

     "Credit Documents" shall have the same meaning for such term as set forth in the Credit Agreement;

     "Credit Facility Period" shall mean the period commencing on the date hereof and ending on the date the Total Commitments have terminated, no Letter of Credit remains outstanding and the Unpaid Drawings together with interest, Fees and all other obligations under the Credit Documents are paid in full;

     "Default Rate" shall mean the Base Rate in effect from time to time plus
     2%;

     "Environmental Approvals" means all approvals, licenses, permits, exemptions or authorization required under applicable Environmental Laws;

     "Environmental Claims" means any and all administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigations (other than internal reports prepared by the Owner or any of its Subsidiaries solely in the ordinary course of such person's business and not in response to any third party action or request of any kind) or proceedings relating in any way to any Environmental Law or any permit issued, or any approval given, under any such Environmental Law (hereafter, "Claims"), including, without limitation, (a) any and all Claims by governmental or regulatory authorities for enforcement, cleanup, removal, response, remedial or other actions or damages pursuant to any applicable Environmental Law, and (b) any and all Claims by any third party seeking damages, contribution, indemnification, cost recovery, compensation or injunctive relief resulting from Hazardous Materials arising from alleged injury or threat of injury to health, safety or the environment;

     "Environmental Incident" means (i) any release of Hazardous Material from the Rig, (ii) any incident in which Hazardous Material is released from a vessel other than the Rig and which involves collision between the Rig and such other vessel or some other incident of navigation or operation, in either case, where the Rig or the Owner are actually or allegedly at fault or otherwise liable (in whole or in part) or (iii) any incident in which Hazardous Material is released from a vessel other than the Rig and where the Rig is actually or potentially liable to be arrested as a result and/or where the Owner is actually or allegedly at fault or otherwise liable (and, in each such case, "release" shall mean disposing, discharging, injecting, spilling, leaking, leaching, dumping, emitting, escaping, emptying, seeping, placing and the like, into or upon any land or water or air, or otherwise entering into the environment);

     "Environmental Law" means any applicable Federal, state, foreign or local statute, law, rule, regulation, ordinance, code, guide, policy or rule of common law now or hereafter in effect and in each case, as amended, and any judicial or administrative interpretation thereof, including any judicial or administrative order, consent decree or judgment, relating to the environment, health, safety or Hazardous Materials, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. (S) 9601 et seq.; the Resource
                                                           -- ---
     Conservation and Recovery Act of 1976, as amended, 42 U.S.C. (S) 6901 et
                                                                           --
     seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C. (S)
     ---
     1251 et seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. (S)
          -- ---
     2601 et seq.; the Clean Air Act, as amended, 42 U.S.C. (S) 7401 et seq.;
          -- ---                                                     -- ---
     the Safe Drinking Water Act, as amended, 42 U.S.C. (S) 201 et seq.; the Oil
                                                                -- ---
     Pollution Act of 1990, as amended, 33 U.S.C. (S) 2701 et seq. and any
                                                           -- ---
     applicable state and local or foreign counterparts or equivalents;

     "Event of Default" shall have the same meaning for such term as set forth in the Credit Agreement;

     "Facility" shall have the meaning provided in Recital (B) hereto;

     "Fees" shall have the same meaning for such term as set forth in the Credit Agreement;

     "Hazardous Material" means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, transformers or other equipment that contained fluid containing polychlorinated biphenyls, and radon gas;
     (b) any chemicals, materials or substances defined as or included in the definition of "hazardous substances," "hazardous waste," "hazardous materials," "extremely hazardous waste," "restricted hazardous waste," "toxic substances," "toxic pollutants," "contaminants," or "pollutants," or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, exposure to which is prohibited, limited or regulated by any governmental authority;

     "Indemnitee" shall have the meaning provided in Section 13.01;

     "Insurances" includes all policies and contracts of insurance (which expression includes all entries of the Rig in a protection and indemnity association) which are from time to time required by Clause 6 hereof to be taken out or entered into in respect of the Rig or otherwise by the Owner (whether in the sole name of the Owner or in the joint names of the Owner and the Mortgagee) and all benefits thereof (including claims of whatsoever nature and return of premiums);

     "Letter of Credit" shall have the same meaning for such term as set forth in the Credit Agreement;

     "Major Casualty" means any casualty to the Rig in respect whereof the claim or the aggregate of the claims against all insurers, before adjustment for any relevant franchise or deductible, exceeds Five Hundred Thousand United States Dollars (US$500,000) or the equivalent in any other currency;

     "Mortgage" means this mortgage, as modified, amended or supplemented from time to time;

     "Obligations" shall have the meaning provided in Recital (D) hereto;

     "Oil Pollution Act 1990" means the Oil Pollution Act 1990 (33 U.S.C. (S) 2701 et seq.), as amended;
          -- ---

     "Other Rigs" means, individually or collectively, (i) the jackup offshore drilling vessel J. T. ANGEL owned by the Owner and documented under the laws and flag of the Republic of Panama with Provisional Patent of Navigation Number 27302-PEXT-3 of 5,286 gross registered tons and 1,585 net registered tons; (ii) the jackup offshore drilling vessel D. R. STEWART owned by the Owner documented under the laws and flag of the Republic of Panama with Provisional Patent of Navigation Number 26724-PEXT-3 of 6,634 gross registered tons and 1,990 net registered tons; (iii) the jackup offshore drilling rig RANDOLPH YOST owned by the Owner documented under the laws and flag of the Republic of Panama with Provisional Patent of Navigation Number 27265-PEXT-3 of 6,157 gross registered tons and 1,847 net registered tons; and (iv) the jackup offshore drilling vessel GEORGE H. GALLOWAY owned by the Owner documented under the laws and flag of the United States of America with Official Number 651646 of 3,729 gross registered tons and 2,496 net registered tons;

     "Permitted Charters" means (i) drilling and other service contracts entered into in the ordinary course of the Owner's business, (ii) charters to Subsidiaries of the Owner, and (iii) charters expressly subordinated to the lien of this Mortgage on terms satisfactory to the Mortgagee.

     "Permitted Liens" means: (1) liens incident to expenses of current operations, other than for master's and crew's wages, incurred in the ordinary course of business of the Owner and due and payable for not more than thirty (30) days (or being contested in good faith, provided such liens in the aggregate are not in excess of Five Million United States Dollars (US$5,000,000), or if in excess thereof the Owner has given the Mortgagee written notice of the existence of such liens and, upon the written request of the Mortgagee, has provided a bond or other security satisfactory to the Mortgagee); (2) liens for master's and crew's wages not yet due and payable; (3) liens for taxes, assessments, governmental charges, fines and penalties not at the time delinquent (unless being contested in good faith, provided such liens in the aggregate are not in excess of Five Million United States Dollars (US$5,000,000), or if in excess thereof the Owner has given the Mortgagee written notice of the existence of such liens and, upon the written request of the Mortgagee, has provided a bond or other security satisfactory to the Mortgagee); (4) liens for general average and salvage (including contract salvage); (5) liens for claims covered by valid policies of insurance meeting the requirements of Clause 6 hereof (provided a lien shall be deemed covered by insurance to the extent insurance in force would cover the amount secured by the lien but for any applicable deductible amount approved by the Mortgagee); (6) liens arising pursuant to any judgment or to an order of attachment, distraint or similar legal process arising in connection with legal proceedings, but only for a maximum period of thirty (30) days and only if and so long as the execution or other enforcement thereof is stayed; (7) any lien for which the Owner has made provision for payment or discharge satisfactory to the Mortgagee, as evidenced by the Mortgagee's written consent to such lien; (8) any lien in favor of the Banks; provided that
                                                               ---------
     Permitted Liens shall not include any liens described in sub-clauses (1) through (7) above unless they: (i) are subordinate to the lien of this Mortgage or (ii) constitute a maritime lien which would in any event be entitled as such to priority over this Mortgage under the United States shipping laws or other applicable laws relating to the Rig's trading pattern. Nothing herein shall be deemed a waiver of the priority preferred lien status of this Mortgage;

     "Protection and Indemnity Risks" means the usual risks covered by protection and indemnity associations of international repute including the proportion not recoverable in case of collision under the ordinary running-down clause (unless such is recoverable under the relevant hull and machinery coverage);

     "Requisition Compensation" means all moneys or other compensation payable during the Credit Facility Period by reason of requisition for title or other compulsory acquisition of the Rig, including requisition for hire;

     "Rig" shall have the meaning provided in the first paragraph of this Mortgage and shall include any share or interest in such vessel and shall include such vessel's engines, machinery, boats, tackle, outfit, spare gear, fuel, consumable or other stores, belongings and appurtenances whether on board or ashore and whether now owned or hereafter acquired (but excluding therefrom any leased equipment owned by third parties unaffiliated with the Owner);

     "Secured Creditors" means the A Issuing Bank, the B Issuing Bank, the Banks, the Agents, the Collateral Agent and the Mortgagee;

     "Security Documents" shall have the same meaning for such term as set forth in the Credit Agreement;

     "Security Interest" means a mortgage, charge (whether fixed or floating), pledge, lien, hypothecation, assignment, trust arrangement, title retention or other security interest or arrangement of any kind whatsoever;

     "Syndication Agent" shall have the meaning provided in Recital (B) hereto;

     "Taxes" shall have the same meaning for such term as set forth in the Credit Agreement;

     "Total Commitment" shall have the same meaning for such term as set forth in the Credit Agreement;

     "Total Loss" means (a) the actual, constructive, arranged, agreed, or compromised total loss of the Rig; (b) the requisition for title or other compulsory acquisition or forfeiture of the Rig otherwise than by requisition for hire; (c) the capture, seizure, arrest, detention or confiscation of the Rig by any government or by persons acting or purporting to act on behalf of any government unless the Rig is released from such capture, seizure, arrest or detention within ninety (90) days after the occurrence thereof;

     "United States Dollars" and "US$" means the lawful currency of the United States of America;

     "Unpaid Drawing" shall have the same meaning for such term as set forth in the Credit Agreement;

     "War Risks" includes the risk of mines and all risks excluded from the standard form of English marine policy by the free of capture and seizure clause.

2.02 Except where otherwise expressly provided or unless the context otherwise requires, words and expressions defined in the Credit Agreement shall bear the same meanings when used in this Mortgage.

2.03 In this Mortgage:

     (a) Clause headings are inserted for convenience only and shall not affect the construction of this Mortgage and, unless otherwise specified, all references to Clauses are to clauses of this Mortgage;

     (b) unless the context otherwise requires, words denoting the singular number shall include the plural and vice versa;

     (c)  references to persons include bodies corporate and unincorporated;

     (d) references to assets include property, rights and assets of every description;

     (e) references to any document are to be construed as references to such document as amended or supplemented from time to time; and

     (f) references to any enactment include re-enactments, amendments and extensions thereof.

 3.  MORTGAGE
     --------

3.01 In order to secure the Obligations the Owner has granted, conveyed and mortgaged and does by these presents grant, convey and mortgage unto the Mortgagee, its successors and assigns, in accordance with the provisions of Chapter V, Title IV of Book Second of the Code of Commerce and pertinent provisions of the Civil Code and other legislation of the Republic of Panama, the whole of the Rig, the detailed description of which is as follows:

          the Panama flag semisubmersible offshore drilling vessel J. W. MCLEAN; gross tonnage approximately 15,453; net tonnage approximately 4,636; length overall 111.86 meters, breadth 64.01 meters; depth 42.67 meters; built in 1973 by Bethlehem Steel Corporation in Beaumont, Texas; Provisional Patent of Navigation Number 25384-PEXT-3; radio call letters HP-8713;

     TO HAVE AND TO HOLD the same unto the Mortgagee, its successors and assigns forever, upon the terms herein set forth, to secure the payment and performance of the Obligations, including the Unpaid Drawings and interest thereon and such additional sums as the Owner may be obligated to pay under the agreements, covenants, terms and conditions contained in this Mortgage, and to secure the performance and observance of and compliance with all the agreements, covenants, terms and conditions contained in the Credit Agreement, this Mortgage and the other Credit Documents (or any of them).

     PROVIDED ONLY and the condition of these presents is such that if the Owner or its successors and assigns shall pay or cause to be paid to the Secured Creditors or their respective successors and assigns the Obligations as and when the same shall become due and payable in accordance with the terms of the Credit Agreement, this Mortgage and the other Credit Documents and shall observe and comply with the covenants, terms and conditions contained in the Credit Agreement, this Mortgage and the other Credit Documents (or any of them), expressed or implied to be performed, observed or complied with by and on the part of the Owner or its successors and assigns, then these presents and the rights hereunder shall cease, determine and be void and, in such event, the Mortgagee agrees to furnish, execute and record, at the expense of the Owner, all such documents as the Owner may reasonably require to discharge this Mortgage, otherwise to be and remain in full force and effect.

     Notwithstanding anything to the contrary herein it is not intended that any provision of this Mortgage shall waive the preferred status of this Mortgage and that if any provision or part thereof herein shall be construed as waiving the preferred status of this Mortgage then such provision shall to such extent be void and of no effect.

3.02 The Owner shall remain liable to perform all the obligations assumed by it in relation to the Rig and none of the Secured Creditors shall be under any obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in event of any failure by the Owner to perform its obligations in respect thereof.

3.03 This Mortgage, when it shall have been duly executed and signed on behalf of the parties, shall be provisionally recorded through the Public Registry in Panama or the Panamanian Consulate at New York, New York or Houston, Texas and thereafter within six months permanently recorded in the Public Registry in Panama.

4.   PAYMENT COVENANTS
     -----------------

4.01 The Owner hereby covenants with the Secured Creditors:

     (a) to pay, and indemnify the Secured Creditors against, all expenses, claims, liabilities, losses, costs, duties, fees, charges or other moneys as are stated in this Mortgage to be payable by the Owner to, or recoverable from the Owner by, the Secured Creditors (or in respect of which the Owner agrees in this Mortgage to indemnify any of the Secured Creditors) at the times and in the manner specified in this Mortgage;

     (b) to pay interest on any such expenses, claims, liabilities, losses, costs, duties, fees, charges or other moneys referred to in Clause 4.01(a) from the date on which the relevant expense, claim, liability, loss, cost, duty, fee, charge or other money is paid by any Secured Creditor (both before and after any relevant judgment) at the Default Rate; and

     (c) to pay and perform its obligations which may be or become due or owing to any Secured Creditor, as the case may be, under the Credit Agreement, this Mortgage and the other Credit Documents (or any of them) at the times and in the manner specified herein or therein.

5.   PRESERVATION OF SECURITY
     ------------------------

5.01 It is declared and agreed that:

     (a) the security created by this Mortgage shall be held by the Mortgagee as a continuing security for the performance of the Obligations and that the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the Obligations;

     (b) the security so created shall be in addition to and shall not in any way be prejudiced or affected by any of the other Security Documents;

     (c) the Mortgagee shall not have to wait for the enforcement of any of the other Security Documents before enforcing the security created by this Mortgage;

     (d) no failure or delay on the part of the Mortgagee in exercising any right, power, privilege or remedy hereunder and no course of dealing between Owner and Mortgagee or any of the Secured Creditors shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein expressly provided are cumulative and not exclusive of any rights or remedies which the Mortgagee or any of the Secured Creditors would otherwise have. No notice to or demand on the Owner in any case shall entitle the Owner to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Mortgagee or any of the Secured Creditors to any other or further action in any circumstances without notice or demand; and

     (e) any waiver by the Mortgagee of any terms of this Mortgage or any consent given by the Mortgagee under this Mortgage shall only be effective if given in writing and then only for the purpose and upon the terms for which it is given.

5.02 Any settlement or discharge under this Mortgage between the Mortgagee and the Owner shall be conditional upon no security or payment to the Secured Parties or any of them by the Owner or any other person being avoided or set-aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency, administration or liquidation for the time being in force and, if such condition is not satisfied, the Mortgagee shall be entitled to recover from the Owner on demand the value of such security or the amount of any such payment as if such settlement or discharge had not occurred.

5.03 The rights of the Mortgagee under this Mortgage and the security hereby constituted shall not be affected by any act, omission, matter or thing which, but for this provision, might operate to impair, affect or discharge such rights and security, in whole or in part, including without limitation, and whether or not known to or discoverable by the Owner, the Secured Creditors or any other person:

     (a) any waiver granted to or composition with the Owner or any other person; or

     (b) the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any rights, remedies or securities against the Owner or any other person; or

     (c) any legal limitation, disability, incapacity or other circumstances relating to the Owner or any other person; or

     (d) any amendment or supplement to the Credit Agreement, any of the other Credit Documents or any other document or security; or

     (e) the dissolution, liquidation, amalgamation, reconstruction or reorganization of the Owner or any other person; or

     (f) the unenforceability, invalidity or frustration of any obligations of the or any other person under the Credit Agreement, any of the other Credit Documents or any other document or security.

6.   INSURANCE
     ---------

6.01 The Owner covenants with the Mortgagee that throughout the Credit Facility
     Period:

     (a) The Owner shall, at its own expense, when and so long as any Obligation remains outstanding, insure the Rig and keep her insured, or cause the Rig to be insured, in lawful money of the United States, in such amounts, for such risks (including without limitation, hull and machinery/increased value, Protection and Indemnity Risks, pollution liability, and War Risks), in such form (including without limitation, the form of the loss payable clause and the designation of named assureds) and with such first class insurance companies, underwriters, funds, mutual insurance associations or clubs, as shall be reasonably satisfactory to the Mortgagee. With respect to hull and machinery/increased value insurance, including war risk, the Owner shall insure the Rig and keep her insured, or cause the Rig to be insured, for an amount which is at least the agreed value of the Rig, and when such amount is aggregated with the total amount of such insurance coverage on the Other Rigs, such aggregate amount shall be at least 110% of the aggregate amount of the Total Commitment. Such insurance shall cover marine and war risk perils, on hull and machinery, with per occurrence deductibles not in excess of Five Hundred Thousand United States Dollars (US$500,000) (such deductibles not to apply in the case of Total Loss of the Rig), and shall be maintained in the broadest forms available in the American, British and Scandinavian insurance markets or in such other major international markets acceptable to the Mortgagee. The Owner shall maintain protection and indemnity insurance, including war risk protection and indemnity coverage and coverage against pollution liability, in an amount not less than One Hundred Million United States Dollars (US$100,000,000) (or, with respect to pollution liability coverage, such greater amount as may be at least equal from time to time to the limitation of liability amount applicable to the Rig under the Oil Pollution Act 1990 or other Environmental Laws), through underwriters or associations acceptable to the Mortgagee. In addition, the Owner shall, at its own expense, furnish to the Mortgagee a mortgagee's interest policy providing coverage which, when aggregated with the mortgagee's interest insurance furnished to the Mortgagee in respect of the Other Rigs, shall be in an amount equal to at least 110% of the Total Commitment (or in lieu of such mortgagee's interest insurance Owner shall cause the hull and machinery/increased value insurance to be endorsed to afford breach of warranty coverage for the benefit of the Mortgagee). Such mortgagee's interest insurance and any additional insurance policies for the benefit of the Mortgagee shall be maintained in the broadest form available in the American, British and Scandinavian markets or other major international markets acceptable to the Mortgagee through underwriters acceptable to the Mortgagee. The Rig shall not operate in or proceed into any area then excluded by trading warranties under its marine or war risk policies (including protection and indemnity) without satisfying the conditions of the relevant policies evidence of which shall be furnished to the Mortgagee.

     (b) The policy or policies of insurance shall be issued by responsible underwriters reasonably acceptable to the Mortgagee, shall contain conditions, terms, stipulations and insuring covenants satisfactory to the Mortgagee, and shall be kept in full force and effect by the Owner during the Credit Facility Period. All such policies, binders and other interim insurance contracts shall be executed and issued in the name of the Owner and shall, to the extent required herein, provide that the Mortgagee shall be the loss payee for distribution by it to itself, the other Secured Creditors and the Owner as their interests may appear. All such insurance shall provide for at least ten days prior notice to be given to the Mortgagee by the underwriters or association in the event of (i) cancellation, or (ii) failure of the Owner to pay any premium or call which would suspend coverage under the policy or the payment of a claim thereunder, except for war risk coverage, which shall provide at least seven (7) days prior notice to the Mortgagee. The Mortgagee and the other Secured Creditors shall be named as co-assureds on all such policies and insurance contracts, but without liability of the Mortgagee or the other Secured Creditors for premiums or calls. Complete certified copies or originals, at the option of the Mortgagee, of all such policies, binders and other interim insurance contracts shall be delivered to the Mortgagee upon the request of the Mortgagee. The Owner shall furnish to the Mortgagee annually a detailed report signed by a firm of marine insurance brokers satisfactory to the Mortgagee as to the insurance maintained in respect of the Rig, as to their opinion as to the adequacy thereof and as to compliance with the provisions of this Clause 6.01.

          Unless otherwise required by the Mortgagee, by notice to the underwriters, although the following insurance is payable to the Mortgagee, (i) any loss under any insurance on the Rig with respect to Protection and Indemnity Risks may be paid directly to the Owner to reimburse it for any loss, damage or expense incurred by it and covered by such insurance or to the person to whom any liability covered by such insurance has been incurred and (ii) in the case of any loss (other than a loss covered by (i) above or by the next following paragraph of this Clause 6.01(b)) under any insurance with respect to the Rig involving any damage to the Rig, the underwriters may pay directly for the repair, salvage or other charges involved or, if the Owner shall have first fully repaired the damage or paid the salvage or other charges, may pay the Owner as reimbursement therefor; provided, however, that if such damage involves a before deductible
          --------  -------
          loss in excess of Five Million United States Dollars (US$5,000,000), the underwriters shall not make such payment without first obtaining the written consent thereto of the Mortgagee (which consent shall not be unreasonably withheld). Any loss covered by this paragraph which is paid to the Mortgagee but which might have been paid, in accordance with the provisions of this paragraph, directly to the Owner or others, shall be paid by the Mortgagee to, or as directed by, the Owner, and all other payments to the Mortgagee of losses covered by this paragraph shall be applied by the Mortgagee in accordance with Clause 10.01 without regard to the reference to this Clause 6.01(b). Notwithstanding any other provision in this Mortgage, any amounts received by the Mortgagee under any Mortgagee's interest policy or endorsement shall not be applied towards discharge or satisfaction of any of the Obligations.

          In the event of a Total Loss, all insurance payments therefor shall be paid to the Mortgagee and shall be applied by the Mortgagee in accordance with Clause 10.01 without regard to the reference to this Clause 6.01(b). The Owner shall not declare or agree with the underwriters that the Rig is a Total Loss without the prior written consent of the Mortgagee.

     (c) The Owner shall comply with and satisfy all of the provisions of any applicable law, regulation, proclamation or order concerning financial responsibility for liabilities imposed on the Owner or the Rig with respect to the carriage of passengers or pollution, and will maintain, or cause to be maintained, all certificates or other evidence of financial responsibility as may be required by any such law, regulation, proclamation or order with respect to the trade in which the Rig from time to time is engaged.

     (d) The Owner shall renew all such insurances as they expire and so as to insure that there is no gap in coverage, keep the Mortgagee advised of the progress of such renewals, and shall provide evidence of such renewal in writing to the Mortgagee as and when each such renewal is effected.

     (e) The Owner shall punctually pay all premiums, calls, contributions or other sums payable in respect of all such insurances and produce all relevant receipts when so required by the Mortgagee.

     (f) The Owner shall arrange for the execution of such guarantees as may from time to time be required by any protection and indemnity or war risks association.

     (g) The Owner shall not employ the Rig or suffer the Rig to be employed otherwise than in conformity with the terms of the instruments of insurance aforesaid relative to the Rig (including any warranties, express or implied, therein) without first obtaining the consent to such employment of the insurers and complying with such requirements as to extra premium or otherwise as the insurers may prescribe.

7.   RIG COVENANTS
     -------------

7.01 The Owner covenants with the Mortgagee that throughout the Credit Facility Period the Owner will:

     (a) keep the Rig documented in the Owner's name as a Panamanian flag vessel and do or allow to be done nothing whereby such documentation may be forfeited or imperilled;

     (b) not without the previous consent in writing of the Mortgagee change the name of the Rig or make any modification to the Rig which would materially alter the structure, type or performance characteristics of the Rig and which would materially reduce the value of the Rig;

     (c) keep the Rig in a good and efficient state of repair consistent with first-class ownership and management practice employed by owners of drilling rigs of similar size and type and so as to maintain her present class (namely +1A1-Column Stabilized Unit +MV Drilling Vessel) at Det Norske Veritas free of recommendations and qualifications and change of class, save those approved in writing by the Mortgagee and so as to comply with all applicable laws, treaties and conventions of the Republic of Panama and other applicable jurisdictions, and rules and regulations issued thereunder, and have on board as and when required thereby valid certificates showing compliance therewith;

     (d) repair or replace any damaged, worn or lost parts or equipment in such manner (both as regards workmanship and quality of materials) as to not materially diminish the value of the Rig and not remove any material part of the Rig, or item of equipment owned by the Owner or its Subsidiaries installed on the Rig, unless (i) the part or item so removed is forthwith replaced by a suitable part or item which is in the same condition as, or better condition than, the part or item removed, is free from any Security Interest (other than Permitted Liens) in favor of any person and becomes on installation on the Rig the property of the Owner and subject to the security constituted by this Mortgage or (ii) the removal will not materially diminish the value of the Rig;

     (e) submit the Rig to such periodical or other surveys as may be required for classification purposes and if so required to supply to the Mortgagee copies of all survey reports issued in respect thereof;

     (f) permit the Mortgagee by independent surveyors to board the Rig at all reasonable times and upon reasonable notice for the purpose of inspecting her condition or for the purpose of satisfying themselves in regard to proposed or executed repairs and to afford all proper facilities for such inspections, provided that unless an Event of Default shall have occurred and be continuing, the cost of any such inspection shall be for the account of the Mortgagee;

     (g) promptly pay and discharge all debts, damages and liabilities whatsoever which have given or may give rise to maritime or possessory liens (other than Permitted Liens) on or claims enforceable against the Rig and all tolls, dues, taxes, assessments, governmental charges, fines and penalties lawfully charged on or in respect of the Rig and all other outgoings whatsoever in respect of the Rig and in the event of arrest of the Rig pursuant to legal process, or in the event of her detention in exercise or purported exercise of any such lien or claim as aforesaid, procure the release of the Rig from such arrest or detention forthwith upon receiving notice thereof by providing bail or otherwise as the circumstances may require;

     (h) not employ the Rig or allow her employment in any trade or business which is unlawful under the laws of any relevant jurisdiction or in carrying illicit or prohibited goods or in any manner whatsoever which can reasonably be expected to render her liable to destruction, seizure or confiscation and in the event of hostilities in any part of the world (whether war be declared or not) not employ the Rig or suffer her employment in carrying any contraband goods and not allow the Rig to enter or trade to any zone which is declared a war zone by any government or by the War Risks insurers of the Rig unless there shall have been effected by the Owner (at its expense) such special, additional or modified insurance cover as the Mortgagee may reasonably require;

     (i) promptly furnish to the Mortgagee all such information as it may from time to time require regarding the Rig, her employment, position and engagements, particulars of all towages and salvages and, upon the request of the Mortgagee in writing, copies of all charters and other contracts for her employment or otherwise howsoever concerning her;

     (j) notify the Mortgagee forthwith by telecopy thereafter confirmed by letter of:

          (i) any casualty to the Rig which is or is likely to be a Major Casualty; and

          (ii) any occurrence in consequence whereof the Rig has become or is, by the passing of time or otherwise, likely to become a Total Loss; and

          (iii) any requirement or recommendation made by any insurer or classification society or by any competent authority which is not complied with; and

          (iv) any arrest of the Rig or the exercise or purported exercise of any lien or other Security Interest on the Rig or any requisition for title, other compulsory acquisition or requisition for hire of the Rig; and

          (v) any intended dry docking of the Rig, as to which the Owner shall give the Mortgagee 30 days prior notice, provided, that in the
                                                         --------
                event of any emergency dry docking of the Rig, the Owner shall immediately notify the Mortgagee; and

          (vi) any intended deactivation or lay-up of the Rig (other than for normal periods of inactivity between contracts for the Rig during which periods the Rig remains manned) and obtain the prior written consent of the Mortgagee;

     (k) keep proper books of account in respect of the Rig and as and when the Mortgagee may so reasonably require make such books available for inspection on behalf of the Mortgagee and furnish satisfactory evidence that the wages and allotments and the insurance of the master and crew are being regularly paid and that all deductions from crew's wages in respect of tax and/or social security liability are being properly accounted for and that the master has no claim for disbursements other than those incurred by him in the ordinary course of trading on the voyage then in progress;

     (l) observe the obligations contained in Section 6 of the Credit Agreement which apply to the Rig, and in pursuance thereof such obligations shall be incorporated in and deemed to form part of this Mortgage mutatis mutandis;

     (m) not without the previous consent in writing of the Mortgagee (such consent not to be unreasonably withheld), put the Rig into the possession of any person for the purpose of work being done upon her in an amount exceeding or likely to exceed Two Million Five Hundred Thousand United States Dollars (US$2,500,000.00) (or the equivalent in any other currency) unless (i) such person shall first have given to the Mortgagee in terms satisfactory to the Mortgagee a written undertaking not to exercise any lien on the Rig for the cost of such work or otherwise or (ii) the cost of such work shall be fully covered by applicable insurance;

     (n) comply with and satisfy all the provisions of applicable laws and regulations of the Republic of Panama, as at any time amended, in order to establish and maintain this Mortgage as a first priority naval mortgage thereunder upon the Rig and upon all renewals, improvements and replacements made in or to the same, and promptly to furnish to the Mortgagee from time to time such proofs as the Mortgagee may request for its satisfaction with respect to the compliance by the Owner with the provisions of this sub-clause, including appropriate certificates of the Public Registry of the Republic of Panama showing that this Mortgage has been duly registered and filed and is a first and absolute lien on the Rig;

     (o) place, and use due diligence to retain, a properly certified copy of this Mortgage on board the Rig with her papers and cause such certified copy of this Mortgage to be exhibited to any and all persons having business with the Rig which might give rise to any lien thereon other than a lien for crew's wages, general average and salvage and to any representative of the Mortgagee on demand and to place and keep prominently displayed in the chart room and in the master's cabin of the Rig a framed printed notice in plain type in English of such size that the paragraph of reading matter shall cover a space not less than 6 inches wide and 9 inches high reading as follows:

                              "NOTICE OF MORTGAGE

               This Rig is subject to an Indenture of First Naval Mortgage in favor of CHRISTIANIA BANK OG KREDITKASSE ASA, NEW YORK BRANCH, as Collateral Agent for the Secured Creditors defined in said Mortgage, in conformity with the provisions of Chapter V, Title IV of Book Second of the Code of Commerce, and the pertinent provisions of the Civil Code and other legislation of the Republic of Panama. Under the terms of said Mortgage neither the owner, any charterer, the master of the Rig nor any other person shall have the right, power or authority to create, incur or permit to be placed upon the Rig any other lien whatsoever other than for current crew's wages and salvage and Permitted Liens (as that term is defined in said Mortgage)."

     (p) comply or procure compliance with all Environmental Laws and Environmental Approvals relating to the Rig, its operation or management and the business of the Owner from time to time;

     (q)  notify the Mortgagee forthwith upon:

          (i) any Environmental Claim which could reasonably be expected to result in damages in excess of Two Hundred Thousand United States Dollars (US$200,000) being made against the Owner, or otherwise in connection with the Rig; or

          (ii) any Environmental Incident occurring, and keep the Mortgagee advised, in writing on such regular basis and in such detail as the Mortgagee shall require, of the Owner's response to such Environmental Claim or Environmental Incident.

     (r) not sell, charter (other than Permitted Charters), mortgage or transfer the Rig without the written consent of the Mortgagee having first been obtained, and any such written consent to any one such sale, charter, mortgage or transfer shall not be construed to be a waiver of this provision with respect to any subsequent proposed sale, charter, mortgage or transfer. Any such sale, charter, mortgage or transfer shall be subject to the provisions of this Mortgage and the lien it creates. The Owner shall not charter the Rig to, or permit the Rig to serve under any contract with, a person included within the definition of (i) "national" of a "designated foreign country," or "specially designated national" of a "designated foreign country," in the Foreign Assets Control Regulations or the Cuban Assets Control Regulations of the United States Treasury Department, 31 C.F.R. Parts 500 and 515, in each case as amended, (ii) "Government of Libya", "entity of the Government of Libya" or "Libyan entity" in the Libyan Sanctions Regulations of the United States Treasury Department, 31 C.F.R. Part 550, as amended, or (iii) "Government of Iraq", "entity of the Government of Iraq" or "Iraqi Government entity" in the Iraqi Sanctions Regulations, 31 C.F.R. Part 575, as amended, all within the meaning of said Regulations or of any regulations, interpretations or rulings issued thereunder, or sail in Cuban waters or enter any Cuban port for any purpose or engage in any transaction that violates any provision of said Regulations or that violates any provision of the Office of Foreign Assets Control Regulations, 31 C.F.R. Parts 500 through 597, as amended, or Executive Orders 12810, 12831 and/or 12846; if such transaction or violation would (i) expose the Mortgagee to any penalty, sanction or investigation or (ii) jeopardize the lien created by this Mortgage or (iii) have a material adverse effect on the Owner or the operation of the Rig;

     (s) shall not cause or permit the Rig to be operated in any manner contrary to law (except where the failure to operate in compliance with any law would not have a material adverse effect on the Owner, the Rig or the lien of this Mortgage), shall not abandon the Rig in a foreign port and shall not engage in any unlawful trade or violate any law or carry any cargo that shall expose the Rig to forfeiture or capture.

8.   PROTECTION OF SECURITY
     ----------------------

8.01 The Mortgagee shall without prejudice to its other rights and powers under the Credit Agreement, this Mortgage and the other Credit Documents (or any of them) be entitled (but not bound) at any time and as often as may be necessary (but unless an Event of Default shall have occurred and be continuing with prior written notice to the Owner) to take any such action as it may in the reasonable exercise of its discretion think fit for the purpose of protecting or maintaining the security created by this Mortgage and the other Credit Documents (or any of them) (including, without limitation, such action as is referred to in Clause 8.02) and each and every expense, liability, or loss (including, without limitation, reasonable legal fees) so incurred by the Mortgagee in or about the protection or maintenance of the said security together with interest payable thereon under Clause 4.01 (b) shall be payable to the Mortgagee by the Owner on demand.

8.02  Without prejudice to the generality of Clause 8.01:

      (a) if the Owner does not comply in any material respect with the provisions of Clause 6 or any of them the Mortgagee shall be entitled (but not bound) to effect or to replace and renew and thereafter to maintain the Insurances in such manner it, in its discretion, may think fit and to require that all policies, contracts and other records relating to the Insurances (including details of any correspondence concerning outstanding claims) be forthwith delivered to such brokers as the Mortgagee may nominate and, upon the direction of the Mortgagee to collect, recover, compromise and give a good discharge for all claims then outstanding or thereafter arising under the Insurances or any of them and to take over or institute (if necessary using the name of the Owner) all such proceedings in connection therewith as the Mortgagee in its absolute discretion, may think fit and to permit the brokers through whom the collection or recovery is effected to charge the usual brokerage therefor;

      (b) if the Owner does not comply with the provisions of Clause 7.01(d) and 7.01(f) or any of them the Mortgagee shall be entitled (but not bound) to arrange for the carrying out of such repairs to and/or surveys of the Rig as it deems expedient or necessary; and

      (c) if the Owner does not comply with the provisions of Clause 7.01 (g) or any of them, the Mortgagee shall be entitled (but not bound) to pay and discharge all such debts, damages and liabilities and all such tolls, dues, taxes, assessments, charges, fines, penalties and other outgoings as are therein mentioned and/or to take any such measures as it deems expedient or necessary for the purpose of securing the release of the Rig.

 9.   ENFORCEABILITY AND MORTGAGEE'S POWERS
      -------------------------------------

9.01 Upon the happening of any of the Events of Default specified in the Credit Agreement but without the necessity for any court order or declaration in any jurisdiction to the effect that an Event of Default has occurred (and whether prior to or after any notice referred to in Section 7 of the Credit Agreement) the security constituted by this Mortgage shall become immediately enforceable and the Mortgagee shall be entitled, as and when it may see fit, to put into force and exercise all or any of the powers possessed by it as mortgagee of the Rig or otherwise and in particular:

      (a) to exercise all the rights and remedies in foreclosure and otherwise given to mortgagees by the laws of the Republic of Panama or other applicable laws;

     (b) to take possession of the Rig whether actually or constructively and/or otherwise to take control of the Rig wherever the Rig may be and cause the Owner or any other person in possession of the Rig forthwith upon demand to surrender the same to the Mortgagee without legal process and without liability of the Mortgagee for any losses or damages incurred thereby and without having to render accounts to the Owner in connection therewith;

     (c) to require that all policies, contracts, certificates of entry and other records relating to the Insurances (including details of and correspondence concerning outstanding claims) be forthwith delivered to or to the order of the Mortgagee;

     (d) to collect, recover, compromise and give a good discharge for or procure that the Mortgagee collect, recover, compromise and give good discharge for any and all moneys or claims for moneys then outstanding or thereafter arising under the Insurances or any Requisition Compensation and to permit any brokers through whom collection or recovery is effected to charge the usual brokerage therefor;

     (e) to take over or institute (if necessary using the name of the Owner) all such proceedings in connection with the Rig, the Insurances, or any Requisition Compensation as the Mortgagee in its absolute discretion thinks fit and to discharge, compound, release or compromise claims against the Owner in respect of the Rig which have given or may give rise to any charge or lien or other Security Interest on the Rig or which are or may be enforceable by proceedings against the Rig;

     (f) to sell the Rig or any share therein with or without prior notice to the Owner free from any claim of or by the Owner of any nature whatsoever, and with or without the benefit of any charter or other contract for her employment, by public auction or private contract at such place and upon such terms (including, without limitation, on terms such that payment of some or all of the purchase price be deferred) as the Mortgagee in its absolute discretion may determine with power to postpone any such sale, without being answerable for any loss occasioned by such sale or resulting from postponement thereof, and/or itself to purchase the Rig at any such public auction and to set off the purchase price against all or any part of the Obligations, subject to notice of sale being given by the Mortgagee to the Owner and other mortgagees of record, if any, by airmail, postage pre-paid and by publication once in a newspaper of general circulation in the City of Panama, Republic of Panama, not less than twenty (20) calendar days in advance of the sale, to satisfy the requirement of notice of sale contained in Article 1527 of the Panama Code of Commerce. Such notice shall be necessary only in respect of the initial date of sale;

     (g) to manage, insure, maintain and repair the Rig and to charter, employ, sail or lay up the Rig in such manner, upon such terms and for such period as the Mortgagee in its absolute discretion deems expedient and for the purposes aforesaid the Mortgagee shall be entitled to do all acts and things incidental or conducive thereto and in particular to enter into such arrangements respecting the Rig, and the insurance, management, maintenance, repair, classification, chartering and employment of the Rig, in all respects as if the Mortgagee were the owner of the Rig and without being responsible for any loss thereby incurred;

      (h) to recover from the Owner on demand any expenses, liabilities or losses as may be incurred by the Mortgagee in or about the exercise of the power vested in the Mortgagee under Clause 9.01(g);

      (i) generally, to recover from the Owner on demand each and every expense, liability or loss incurred by the Mortgagee in or about or incidental to the exercise by it of any of the powers aforesaid.

9.02 The Mortgagee shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under this Mortgage or to make any claim, take any action or enforce any rights and benefits assigned to the Mortgagee by this Mortgage or to which the Mortgagee may at any time be entitled hereunder.

9.03 Neither the Mortgagee, any other Secured Creditor, nor their respective agents, managers, officers, employees, delegates and advisers shall be liable for any expense, claim, liability, loss, cost, damage or expense incurred or arising in connection with the exercise or purported exercise of any rights, powers and discretions under this Mortgage in the absence of gross negligence or wilful misconduct.

9.04 The Mortgagee shall not by reason of the taking possession of the Rig be liable to account as mortgagee-in-possession or for anything except actual receipts or be liable for any loss or for any default or omission for which a mortgagee-in-possession might be liable.

9.05 Upon any sale of the Rig or any share therein by the Mortgagee the purchaser shall not be bound to see or enquire whether the power of sale of the Mortgagee has arisen in the manner provided in this Mortgage and the sale shall be deemed to be within the power of the Mortgagee and the receipt of the Mortgagee for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor.

10.   APPLICATION OF MONEYS
      ---------------------

10.01

      (a) Except as otherwise provided in Clause 6.01(b) hereof, all moneys received by the Mortgagee or any other Secured Creditor in connection with this Mortgage, including, without limitation, in respect of sale of the Rig or any part thereof, in respect of recovery under the Insurances, or in respect of Requisition Compensation, shall be applied in the following manner:

          (i) first, to the payment of all amounts owing the Mortgagee of the type described in sub-clauses (ii) and (iii) of Recital (D);

          (ii) second, to the extent moneys remain after the application pursuant to the preceding sub-clause (i), an amount equal to the outstanding Obligations shall be paid to the Secured Creditors as provided in Clause 10.01(c), with each Secured Creditor receiving an amount equal to such Obligations held by it or, if the proceeds are insufficient to pay in full all such Obligations, its Pro Rata Share (as defined below) of the amount remaining to be distributed; and

          (iii) third, to the extent moneys remain after the application pursuant to the preceding sub-clauses (i) and (ii), and following the termination of this Mortgage pursuant to Clause 3.01, any surplus then remaining shall be paid to the Owner, subject, however, to the rights of the holder of any then existing Lien (as defined in the Credit Agreement) of which the Mortgagee has actual notice (without investigation).

     (b) For purposes of this Mortgage "Pro Rata Share" shall mean, when calculating a Secured Creditor's portion of any distribution or amount in respect of any Obligations, the amount (expressed as a percentage) equal to a fraction the numerator of which is the then unpaid amount of such Obligations owing to or held by such Secured Creditor and the denominator of which is the then outstanding amount of all Obligations. For purposes of determining the amount payable to each Secured Creditor, the Mortgagee shall be entitled to request each Secured Creditor to furnish it with written notice of the amount of Obligations then owed to it and shall be entitled to rely upon the amounts stated therein in making such distribution.

     (c) All payments required to be made to Secured Creditors hereunder shall be made to the Administrative Agent under the Credit Agreement for the account of the Secured Creditors.

     (d) For purposes of applying payments received in accordance with this Clause 10.01, the Mortgagee shall be entitled to rely upon (i) the Administrative Agent under the Credit Agreement and (ii) the Secured Creditors for a determination (which the Administrative Agent and each Secured Creditor, by their acceptance of the benefits of this Mortgage shall be obligated to provide upon request of the Mortgagee) of the outstanding Obligations owed to the Secured Creditors. Unless it has actual knowledge (including by way of written notice from a Secured Creditor) to the contrary, the Administrative Agent under the Credit Agreement, in furnishing information pursuant to the preceding sentence, and the Mortgagee, in acting hereunder, shall be entitled to assume that no obligations other than principal, interest and regularly accruing fees are owing to any Secured Creditor.

10.02 It is understood and agreed that the Owner shall remain liable to the extent of any deficiency between the amount of the proceeds of the Rig or other amounts received hereunder and the aggregate amount of the Obligations.

11.    FURTHER ASSURANCES
       ------------------

11.01 The Owner shall execute and do all such assurances, acts and things as the Mortgagee in its absolute discretion may require for:

       (a) perfecting or protecting the security created (or intended to be created) by this Mortgage; or

       (b) preserving or protecting any of the rights of the Mortgagee and the other Secured Creditors under this Mortgage; or

       (c) ensuring that the security constituted by this Mortgage and the covenants and obligations of the Owner under this Mortgage shall inure to the benefit of any transferee, successor or assignee of the Mortgagee; or

       (d) enforcing the security constituted by this Mortgage on or at any time after the same shall have become enforceable; or

       (e) the exercise of any power, authority or discretion vested in the Mortgagee under this Mortgage, in any such case, forthwith upon demand by the Mortgagee and at the expense of the Owner.

12.    POWER OF ATTORNEY
       -----------------

12.01 The Owner, by way of security and in order to more fully secure the performance of the Obligations under this Mortgage, hereby irrevocably appoints the Mortgagee as its attorney for the duration of the Credit Facility Period for the purposes of:

       (a) doing in its name all acts and executing, signing and (if required) registering in its name all documents which the Owner itself could do, execute, sign or register in relation to the Rig (including without limitation, transferring title to the Rig to a third party), provided, however, that such power shall not be exercisable by or on behalf of the Mortgagee until this Mortgage shall have become immediately enforceable pursuant to Clause 9.01; and

       (b) executing, signing, perfecting, doing and (if required) registering every such further assurance document, act or thing as is referred to in Clause 11.

12.02 The exercise of such power as is referred to in Clause 12.01(a) by or on behalf of the Mortgagee shall not put any person dealing with the Mortgagee upon any enquiry as to whether this Mortgage has become enforceable nor shall such person be in any way affected by notice that this Mortgage has not become enforceable and, in relation to both

       Clauses 12.01(a) and 12.01(b), the exercise by the Mortgagee of such power shall be conclusive evidence as against third parties of its right to exercise the same.

13.    INDEMNITIES
       -----------

13.01 The Owner will indemnify and save harmless each of the Mortgagee, the other Secured Creditors and their respective officers, directors, employees, attorneys and agents (each an "Indemnitee") from and against any and all expenses, claims, liabilities, losses, taxes, costs, duties, fees and charges suffered, incurred or made by any Indemnitee in good faith:

       (a) in the exercise or purported exercise of any rights, powers or discretions vested in them pursuant to this Mortgage; or

       (b) in the preservation or enforcement of the rights of the Mortgagee under this Mortgage; or

       (c) on the release of the Rig from the security created by this Mortgage,

       and the Indemnitees may retain and pay all sums in respect of the same out of money received under the powers conferred by this Mortgage. All such amounts recoverable by an Indemnitee shall be recoverable on a full indemnity basis.

13.02 Without limiting the foregoing Clause 13.01, the Owner hereby further indemnifies and holds harmless each of the Indemnitees from and against any and all liabilities, losses, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses, consultant fees, investigation and laboratory fees) imposed upon or incurred by or asserted against them, or any of them, by reason of (a) an actual, alleged or threatened Environmental Incident; (b) any personal injury (including wrongful death) or property damage (real or personal) or economic damage arising out of or related to such Environmental Incident; (c) any Environmental Claim brought or threatened, or settlement reached; or (d) any violation of laws, orders, regulations, requirements or demands of government authorities relating to Hazardous Materials at, or discharged from, the Rig.

13.03 If, under any applicable law or regulation, and whether pursuant to a judgment being made or registered against the Owner or the liquidation of the Owner or for any other reason, any payment under or in connection with this Mortgage is made or fails to be satisfied in a currency (the "payment currency") other than the currency in which such payment is due under or in connection with this Mortgage (the "contractual currency"), then to the extent that the amount of such payment actually received by the Mortgagee, when converted into the contractual currency at the rate of exchange, falls short of the amount due under or in connection with this Mortgage, the Owner, as a separate and independent obligation, shall indemnify and hold harmless the Mortgagee against the amount of such shortfall. For the purposes of this Clause 13.03, "rate of exchange" means the rate at which the Mortgagee is able on the date of such payment (or, if it is not practicable for the Mortgagee to purchase the contractual currency with the payment currency on the date of such payment, at the rate of exchange as soon afterwards as is practicable for the Mortgagee to do so) to purchase the contractual currency with the payment currency and shall take into account any premium and other costs of exchange with respect thereto.

14.    EXPENSES
       --------

14.01 The Owner shall pay to the Mortgagee and any other Secured Creditor on demand all costs, fees and expenses, including, but not limited to, legal fees and expenses and valuation fees and Taxes thereon incurred by the Mortgagee or any other Secured Creditor or for which the Mortgagee or any other Secured Creditor may become liable in connection with:

       (a) the negotiation, preparation and execution of the Credit Agreement, this Mortgage and the other Credit Documents (or any of them); and/or

       (b) the preserving or enforcing of, or attempting to preserve or enforce, any rights under the Credit Agreement, this Mortgage and the other Credit Documents (or any of them).

14.02 The Owner shall pay to the Mortgagee or any other Secured Creditor on all costs, fees and expenses (including, but not limited to, legal fees and expenses) and Taxes thereon incurred by the Mortgagee or any other Secured Creditor in connection with:

       (a) any variation of, or amendment or supplement to, any of the terms of the Credit Agreement, this Mortgage and the other Credit Documents (or any of them) requested by the Owner, necessary or advisable under applicable law or relating to the syndication of the Facility, or initiated during the occurrence and continuation of an Event of Default; and/or

       (b) any consent or waiver required from the Mortgagee in relation to the Credit Agreement, this Mortgage and the other Credit Documents (or any of them), and in each case, regardless of whether the same is actually implemented, completed or granted, as the case may be.

14.03 The Owner shall pay promptly all stamp, documentary and other like duties and Taxes to which the Credit Agreement, this Mortgage and the other Credit Documents (or any of them) may be subject or give rise and shall indemnify the Mortgagee on demand against any and all liabilities with respect to or resulting from any delay or omission on the part of the Owner to pay any such duties or Taxes.

15.    COMMUNICATIONS
       --------------

15.01 All notices required to be given to the Mortgagee shall be made to the following address:

               Christiania Bank og Kreditkasse ASA, New York Branch 11 West 42nd Street
               7th Floor
               New York, New York 10036
               Attention:  Loan Administration
               Telephone: (212) 827-4800
               Telefax:   (212) 827-4888

       with a copy to Robert Friedrich, Esquire, White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036, Telecopier No. 212-354-8113 and with a copy to Richard L. Lionberger, Esquire, Royston, Rayzor, Vickery & Williams, L.L.P., 600 Travis Street, Suite 2200, Houston, Texas 77002, Telecopier No. 713-225-9945. All other notices shall be made to the addresses provided for in Section 10.03 of the Credit Agreement.

16.    ASSIGNMENTS
       -----------

16.01 This Mortgage shall be binding upon and shall inure to the benefit of the Owner, the Mortgagee and the other Secured Creditors and their respective transferees, successors and permitted assigns, and references in this Mortgage to any of them shall be construed accordingly.

16.02 The Owner may not assign or transfer all or any part of its rights and/or obligations under this Mortgage.

16.03 Pursuant to Section 10.04 of the Credit Agreement, each Bank has the right to assign or transfer all or any part of its rights and/or obligations under the Credit Agreement on the terms therein provided. The Mortgagee shall notify the Owner promptly following any such assignment, transfer or change.

17.    TOTAL AMOUNT, ETC.
       ------------------

17.01 For the purposes of recording this Mortgage, as required by the Panamanian Maritime Law, the total principal amount of the direct or contingent obligations that are or may be secured by the Mortgage is Seventy Million United States Dollars (US$70,000,000), and, in addition, interest, fees, court costs, collection expenses, amounts resulting from fluctuation in exchange rates and any additional amounts agreed upon which are secured in accordance with Article 1515 of the Code of Commerce of the Republic of Panama for which the Owner may become liable in connection with the performance of the covenants of the Credit Agreement, this Mortgage and any other Credit Document (or any of them). The total discharge amount is the same as the total amount.

 18.   WAIVER: AMENDMENT
       -----------------

18.01 None of the terms and conditions of this Mortgage may be changed, waived, modified or varied in any manner whatsoever unless in writing duly signed by the Owner and the

       Mortgagee (with the consent of any Secured Creditor required by Section
       10.14 of the Credit Agreement).

 19.   MISCELLANEOUS
       -------------

19.01  This Mortgage shall be governed by the laws of the Republic of Panama.

19.02 If at any time any one or more of the provisions in this Mortgage is or becomes invalid, illegal or unenforceable in any respect under any law or regulation, the validity, legality and enforceability of the remaining provisions of this Mortgage shall not be in any way affected or impaired thereby.

19.03 The Mortgagee, at any time and from time to time, may delegate by power of attorney or in any other manner to any person or persons all or any of the powers, authorities and discretions which are for the time being exercisable by the Mortgagee under this Mortgage in relation to the Rig. Any such delegation may be made upon such terms and subject to such regulations as the Mortgagee may think fit. The Mortgagee shall not be in any way liable or responsible to the Owner for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate.

19.04 The appearing parties hereby confer a special power of attorney on (i) Benedetti & Benedetti, lawyers of Panama, Republic of Panama, (ii) White & Case LLP, and (iii) Royston, Rayzor, Vickery & Williams, L.L.P. and/or any lawyers in any such firm authorizing any such firm or any such lawyer to take all necessary steps to record this Indenture of First Naval Mortgage in the appropriate registries of the Republic of Panama, including, without limitation, through the Panamanian Consulate in New York, New York or Houston, Texas, and to substitute the power of attorney herein granted.

19.05 A certification or determination by the Mortgagee as to any matter provided for in this Mortgage shall, in the absence of manifest error, be conclusive and binding on the Owner.

19.06 The Mortgagee declares that it accepts the naval mortgage hereby created under the terms above set forth.

19.07 This Mortgage may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less then all, but together signed by all, the parties hereto.

 20.   JURISDICTION
       ------------

20.01 The Owner agrees that the Mortgagee shall have the liberty but shall not be obliged to take any proceedings in the courts of any country to protect or enforce the security constituted by this Mortgage or to enforce any provisions of this Mortgage or to enforce the Obligations and for the purpose of any proceedings for such enforcement the Owner hereby submits to the jurisdiction of the courts of any country of the choice of the Mortgagee.

20.02 Without prejudice to the generality of Clause 20.01, the Mortgagee shall have the right to arrest and take action against the Rig at whatever place the Rig shall be found lying and for the purpose of any action which the Mortgagee may bring before the courts of such jurisdiction or other judicial authority and for the purpose of any action which the Mortgagee may bring against the Rig, any writ, notice, judgment or other legal process or documents may (without prejudice to any other method of service under applicable law) be served upon the master of the Rig (or upon anyone acting as the master) and such service shall be deemed good service on the Owner for all purposes.

20.03 The Owner agrees that should the Mortgagee bring a legal action or proceeding against it or its assets in relation to any matters arising out of or in connection with this Mortgage, no immunity from such legal action or proceeding (which shall be deemed to include, without limitation, suit, attachment prior to judgment, other attachment, the obtaining of judgment, execution or other enforcement) shall be claimed by or on behalf of the Owner or with respect of its assets, and the Owner hereby irrevocably waives any such right of immunity which it or its assets now has or may hereafter acquire and the Owner hereby consents generally in respect of any legal action or proceedings arising out of or in connection with this Mortgage to the giving out of any relief or the issue of any process in connection with such action or proceedings including, without limitation, the making, enforcement or execution or attachment against any property whatsoever of any order or judgment which may be made or given in such action or proceedings.

            [The remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Mortgage on the 31/st/ day of August, 2000 to be effective as of the 6/th/ day of September, 2000.

                         R&B FALCON CORPORATION


                         By:    ________________________________
                         Name:  ________________________________
                         Title: ________________________________


                          ACKNOWLEDGMENT OF MORTGAGE
                          --------------------------

STATE OF TEXAS      )
                    ) ss:
COUNTY OF HARRIS    )

On this 31/st/ day of August, 2000 before me personally appeared __________________________, to me known and whose address is 901 Threadneedle, Suite 200, Houston, Texas 77079; who submitted evidence to me that he is the _____________________________________ of R&B FALCON CORPORATION, the corporation described in and which executed the foregoing mortgage; and that he signed his name thereto pursuant to authority granted to him by the Board of Directors of said corporation.


                              _________________________
                              Notary Public

                              CHRISTIANIA BANK OG KREDITKASSE ASA, NEW YORK BRANCH, as Collateral Agent


                              By:    ________________________________
                              Name:  ________________________________
                              Title: ________________________________


                              By:    ________________________________
                              Name:  ________________________________
                              Title: ________________________________

                          ACKNOWLEDGMENT OF MORTGAGE
                          --------------------------

STATE OF NEW YORK   )
                    ) ss:
COUNTY OF NEW YORK  )

On this 31/st/ day of August, 2000, before me personally appeared _________________________ to me known and whose address is 11 West 42/nd/ Street, New York, NY 10036; and who submitted evidence to me that he/she is _____________________________ of CHRISTIANIA BANK OG KREDITKASSE ASA, NEW YORK BRANCH, the corporation described in and which executed the foregoing mortgage; and that he/she signed his/her name thereto pursuant to authority granted to him/her by the Board of Directors of said corporation.


                              __________________________
                              Notary Public

                          ACKNOWLEDGMENT OF MORTGAGE
                          --------------------------

STATE OF NEW YORK   )
                    ) ss:
COUNTY OF NEW YORK  )

On this 31/st/ day of August, 2000, before me personally appeared _________________________ to me known and whose address is 11 West 42/nd/ Street, New York, NY 10036; and who submitted evidence to me that he/she is ______________________________ of CHRISTIANIA BANK OG KREDITKASSE ASA, NEW YORK BRANCH, the corporation described in and which executed the foregoing mortgage; and that he/she signed his/her name thereto pursuant to authority granted to him/her by the Board of Directors of said corporation.


                                    ________________________
                                    Notary Public

                     EXHIBIT 1 - FORM OF CREDIT AGREEMENT

(Credit Agreement together with the schedules, the form of A Letter of Credit attached thereto as Exhibit A-1 and the form of Letter of Credit Request attached thereto as Exhibit A-2 but without the remaining exhibits)